CHIEF EXECUTIVE OFFICER CERTIFICATION

I, J.A. Copelyn, Chief Executive Officer of Online Gaming Systems, Ltd. (the "Company") do hereby certify that:

         (1) I have reviewed this quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2002;

         (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         (3) Based on my knowledge, the financials statements and other financial information included in this quarterly report, fairly present in all material respects, the financial condition, results of operations and cash flows of the Company, as of, and for, the period presented in this quarterly report;

         (4) The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and we have:

              (a) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report was being prepared;

              (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarter report (the "Evaluation Date"); and

              (c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         (5) The Company's other certifying officer and I have disclosed, based on our most recent evaluation, to the Company's auditors and the Company's board of directors:

              (a) all significant deficiencies in the design or operation of internal controls which could have adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

              (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

         (6) The Company's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated: November 8, 2002                By: /s/ J.A. COPELYN
                                           -------------------------------------
                                           J.A. Copelyn
                                           Chief Executive Officer
                                           Online Gaming Systems, Ltd.


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